Exhibit 107

Calculation of Filing Fee Table

Form S-3 Registration Statement under the Securities Act of 1933

(Form Type)

Greystone Housing Impact Investors LP
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Beneficial Unit Certificates Representing Assigned Limited Partnership Interests	–	–	–	–	–	–
	Equity	Preferred Units Representing Limited Partnership Interests
	Debt	Debt Securities	–	–	–	–	–	–
	Unallocated (Universal) Shelf	–	457(o)	–	–	$200,000,000	$0.0001381	$27,620
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Beneficial Unit Certificates Representing Assigned Limited Partnership	415(a)(6)	(1)		–			S-3	333-268538	December 2, 2022	$18,275

	Interests, Preferred Units Representing Limited Partnership Interests, Debt Securities
Total Offering Amounts		$200,000,000	$27,620
Total Fees Previously Paid			-
Total Fee Offsets			$18,275
Net Fee Due			$9,345
(1)
There are being registered hereunder such presently indeterminate number of beneficial unit certificates representing assigned limited partnership interests (“BUCs”), preferred units representing limited partnership interests (“Preferred Units”), and debt securities (“Debt Securities”) of Greystone Housing Impact Investors LP which may be offered and sold in such amount as shall result in an aggregate offering price not to exceed $200,000,000. This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), any securities issuable upon a unit split, unit dividend, recapitalization, or similar event.
(2)
The maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $200,000,000 of unissued and unsold securities (the “Unsold Securities”) previously registered by the registrant on the registrant’s expiring Registration Statement on Form S-3 (File No. 333-268538), filed by the registrant on November 23, 2022, and declared effective on December 2, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered BUCs, Preferred Units, and Debt Securities for a proposed maximum aggregate offering price of $300,000,000. In connection with the Prior Registration Statement, the registrant previously paid a registration fee of $18,275 in respect of the Unsold Securities. Pursuant to Rule 457(p) of the Securities Act, the registrant hereby applies these unused registration fees from the Prior Registration Statement to offset the registration fees associated with this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of any new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As a result of the above, $9,345 of new registration fees are payable in connection with the offering of new securities under this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims	America First Multifamily Investors, L.P. (n/k/a Greystone Housing Impact Investors LP)	S-3	333-268538	11/23/2022 (effective 12/2/2022)		$18,275	Unallocated (Universal) Shelf	Beneficial Unit Certificates Representing Assigned	$200,000,000	$200,000,000

Limited Partnership Interests, Preferred Units Representing Limited Partnership Interests, Debt Securities
Fees Offset Sources	America First Multifamily Investors, L.P. (n/k/a Greystone housing Impact Investors LP)	S-3	333-268538	11/23/2022 (effective 12/2/2022)		$18,275(1)
(1)
See Note (3) under Table 1 above.